UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

April 27, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of LeMaitre Vascular, Inc., which will be held at 10:00 a.m. on Thursday, June 14, 2012, at our corporate headquarters at 63 Second Avenue, Burlington, Massachusetts.

This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares. Following the stockholder vote, we will report on our operations.

It is important that your shares be represented whether or not you attend the meeting. You can vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about LeMaitre Vascular or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

George W. LeMaitre
Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Time, on Thursday, June 14, 2012

PLACE	LeMaitre Vascular, Inc. 63 Second Avenue Burlington, Massachusetts

ITEMS OF BUSINESS

(1) To elect three Class III directors nominated by the Board of Directors for three-year terms.

(2) To approve an amendment to our Second Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock from 100,000,000 shares to 37,000,000 shares and the number of shares of our undesignated preferred stock from 5,000,000 shares to 3,000,000 shares.

(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of LeMaitre Vascular.

RECORD DATE	You can vote if you are a stockholder of record on April 16, 2012.

ANNUAL REPORT	Our 2011 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you do attend the meeting, you may revoke your proxy and vote by ballot. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Joseph P. Pellegrino
Chief Financial Officer and Secretary

April 27, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2012

This proxy statement, the notice of the annual meeting, a sample proxy card, and our 2011 annual report to stockholders are available at http://www.lemaitre.com/proxy.

Stockholders requiring directions to attend the Annual Meeting in person may visit http://www.lemaitre.com/proxy.

The Board of Directors recommends that you vote FOR each of the proposals identified above.

LEMAITRE VASCULAR, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or “Board of Directors”) of LeMaitre Vascular, Inc. (“we,” “us,” or “our”) for use at the Annual Meeting of Stockholders on June 14, 2012 (the “Meeting”). We are sending this proxy statement to all stockholders of record as of the close of business on April 16, 2012 (the “Record Date”), for delivery on April 27, 2012. You may obtain additional copies of this proxy statement and proxy card, as well as our 2011 annual report, at the following Internet website: http://www.lemaitre.com/proxy.

What will stockholders vote on at the Meeting?

Stockholders will vote on three items at the Meeting:

•	to elect three Class III directors nominated by the Board of Directors for three-year terms;

•

to approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) to decrease the number of authorized shares of our common stock from 100,000,000 shares to 37,000,000 shares and the number of shares of our undesignated preferred stock from 5,000,000 shares to 3,000,000 shares; and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Will there be any other items of business on the agenda?

Aside from the matters described above, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the three nominees as directors; and

•	“FOR” the proposed amendment to our Charter; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

What vote is required to approve each proposal?

•

For Proposal 1, the election of Class III directors, the nominees receiving the highest number of affirmative votes of the shares present, either in person or represented by proxy, and entitled to vote at the Meeting shall be elected as Class III directors. Only votes “For” or “Withheld” will affect the outcome.

•

For Proposal 2, the amendment to our Charter to decrease the number of authorized shares of common stock from 100,000,000 to 37,000,000 and the number of authorized shares of our undesignated preferred stock from 5,000,000 to 3,000,000, requires an affirmative vote of a majority of the shares of common stock outstanding as of the Record Date. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•

For Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present, either in person or represented by proxy and entitled to vote on such matter, is required for approval. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Who is entitled to vote at the Meeting?

Stockholders of record of our common stock at the close of business on the Record Date will be entitled to vote at the Meeting. As of that date, there were 15,219,922 shares of common stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the Meeting the opportunity to do so whether or not they attend the Meeting in person.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Meeting in person or represented by proxy. On the Record Date, there were 15,219,922 shares of common stock outstanding and entitled to vote, meaning that 7,609,962 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

What are my voting rights?

Holders of common stock are entitled to one vote per share.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy. To vote in person, come to the Meeting and we will give you a ballot when you arrive. You may obtain directions to the Meeting at the following Internet website: http://www.lemaitre.com/proxy. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a proxy card or otherwise vote but do not make specific choices?

The persons named as attorneys-in-fact in the proxies, George W. LeMaitre and Joseph P. Pellegrino, Jr., were selected by the Board of Directors and are officers of LeMaitre Vascular. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy, the shares represented by the proxy will be voted in accordance with that specification. If no such specifications are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What can I do if I change my mind after I vote my shares?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the final vote at the Meeting. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, at or before the taking of the final vote at the Meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, and elections of directors, even if not contested.

What effect do abstentions and broker non-votes have?

Abstentions will be counted towards the vote total for each proposal other than the election of directors, and will have the same effect as “Against” votes. “Broker non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for these solicitation activities. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who tabulates the votes?

An automated system administered by our transfer agent, Registrar and Transfer Company, tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the Meeting.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at http://www.lemaitre.com/proxy.

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table identifies the director nominees to be elected at the Meeting and our directors, executive officers, and certain individuals that we believe are our key employees, and sets forth the positions with us held by each such person currently and the age of each such person as of the date of the Meeting.

Name	Age	Position
George W. LeMaitre (1)	47	Chairman of the Board and Chief Executive Officer
David B. Roberts (1)	48	President and Director
Joseph P. Pellegrino, Jr. (1)	47	Chief Financial Officer
Peter R. Gebauer (1)	58	President, International Operations
Trent G. Kamke (1)	41	Senior Vice President, Operations
Robert V. Linden (1)	45	Senior Vice President Sales, The Americas
Kimberly L. Cieslak	39	Vice President, Marketing
Ryan H. Connelly	34	Vice President, Research and Development
Maik D. Helmers	38	Vice President, Sales – Central Europe
Andrew Hodgkinson	36	Vice President, Clinical, Regulatory and Quality Affairs
Wolfgang Meichelboeck	55	Vice President, Marketing International
Jonathan W. Ngau	38	Vice President, Information Technology
Nobuhiro Okabe	59	Country Manager, Japan
Giovannella Deiure	43	Country Manager, Italy
Roli Kumar-Choudhury	33	Director, Quality Assurance
Olivier Pierron	43	General Manager, France
Cornelia W. LeMaitre (2)	76	Vice President, Human Resources and Director
Russell D. Hays	67	Director
Michael C. Jackson	72	Director
Lawrence J. Jasinski (2)	54	Director
George D. LeMaitre, M.D.	78	Director
John J. O’Connor (2)	64	Director
William N. Thorndike, Jr.	48	Director

(1)	Executive officer
(2)	Director nominee

Director Nominees

Lawrence J. Jasinski has served as a member of our Board of Directors since 2003. Mr. Jasinski is the President and Chief Executive Officer of Soteira, Inc., a company specializing in less invasive treatment of orthopedic compression fractures. From 2000 to 2005, he was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease. From 1985 to 2000, Mr. Jasinski worked at Boston Scientific Corporation (“BSC”) and served as its Vice President of Global Marketing, BSC Vascular, from 1998 to 2000. Mr. Jasinski received a B.S. in Marketing from Providence College and an M.B.A. from the University of Bridgeport. The Board has concluded that Mr. Jasinski should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the medical device industry, which provides the Board with an understanding of the current trends as well as provides us with deeper contacts in the industry. Mr. Jasinski also provides the Board with operational experience, including building and organizing an effective sales force, seeking and obtaining regulatory approvals for medical devices, and managing significant manufacturing operations.

Cornelia W. LeMaitre has served as a member of our Board of Directors since 1992 and as our Vice President, Human Resources since 1998. Mrs. LeMaitre joined us in 1991 and served as the head of marketing from 1991 to 1998. From 1984 to 1991, Mrs. LeMaitre served as Director of Annual Giving at Harvard Medical School and Phillips Academy Andover. Mrs. LeMaitre received a B.A. in English from College of the Sacred Heart in Newton, Massachusetts, and attended Yale University Graduate School of English. The Board has concluded that Mrs. LeMaitre should serve on our Board due to her extensive knowledge of our business and operations derived from 20 years of service in a variety of senior roles and her thorough understanding of the practice of vascular surgery and the opportunities and challenges that we face.

John J. O’Connor has served as a member of our Board of Directors since 2008. Prior to his retirement in November 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent public accounting firm, from 1982 to November 2006, most recently serving as Vice Chairman of Services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the Managing Partner of the firm’s Boston office from 1995 to September 2000. He is a director of mTuitive, Inc., a developer of clinical data capture and synoptic reporting software for use by healthcare professionals, Segue Manufacturing Services, LLC, a manufacturing services company, Oversight Systems, Inc., a provider of continuous transaction monitoring solutions and on the Advisory Board of High Street Partners, a global advisory firm. During the past five years, Mr. O’Connor has also served as a director of Aspect Medical Systems, Inc., a publicly-traded brain monitoring device company that was acquired by Covidien plc. in November 2009 and Open Pages, Inc., a provider of enterprise governance, risk and compliance management solutions that was acquired by IBM in October 2010. Mr. O’Connor is a graduate, of Suffolk University and has attended the Harvard Business School’s Leadership in Professional Service Firms program and the executive M.B.A. program at the Amos Tuck School at Dartmouth College. The Board has concluded that Mr. O’Connor should serve on our Board due to his extensive capabilities in public financial accounting, his financial expertise, his experience and knowledge of operational management and strategic planning, and his insight into the operational challenges of a public company finance department. In addition, this experience qualifies Mr. O’Connor as an “audit committee financial expert.”

Continuing Directors

Russell D. Hays has served as a member of our Board of Directors since 2008, as well as from 2003 through 2005. Prior to his retirement in 2002, Mr. Hays served as the Vice Chairman and Chief Executive Officer of Maxxim Medical Group Inc., a manufacturer and marketer of medical products, which in February 2003, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Previously, Mr. Hays served as President, Chief Executive Officer, and Chairman of Biosource International, Inc., a provider of biomedical research tools, and President and Chief Executive Officer of NEN Life Sciences, Inc., a supplier of reagent systems for the genomics industry. Mr. Hays also previously served as the President and Chief Executive Officer of ReSound Corporation, a publicly traded company, and as the Executive Vice President and President of Nellcor Puritan Bennett’s Hospital Business Division. Mr. Hays received a B.S. in physics from Elmhurst College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. The Board has concluded that Mr. Hays should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the biomedical sector, which provides us with deeper contacts in the industry. Additionally, Mr. Hays provides the Board with operational experience, including significant experience in executing strategic transactions.

George D. LeMaitre, M.D. is the founder of LeMaitre Vascular and has served as a member of our Board of Directors since 1983, serving as Chairman of the Board until February 2004. From 1978 to 1982, he served as Chief of Surgery at Lawrence General Hospital in Lawrence, Massachusetts and from 1988 to 1992 as President of the medical staff of Holy Family Hospital in Methuen, Massachusetts. Dr. LeMaitre received a B.A. in Mathematics from Boston College and an M.D. from Tufts University School of Medicine and trained in surgery at New England Medical Center, Hartford Hospital, and the Carney Hospital. He is a Fellow of the American College of Surgeons, American College of Angiology, New England Vascular Society, Society for Clinical Vascular Surgery, and Eastern Vascular Society. The Board has concluded that Dr. LeMaitre should serve on our Board due to his extensive knowledge of our business as a founder of the company, his extensive experience as a practicing vascular surgeon with insight into both the vascular surgical procedures and the needs of our vascular surgeon customers, and his thorough technical understanding of our products.

William N. Thorndike, Jr. has served as a member of our Board of Directors since 2008, and previously from 1998 through 2005. Mr. Thorndike founded Housatonic Partners, a private equity firm in Boston, Massachusetts, in 1994 and currently serves as its managing partner. He is a member of the board of directors of

Alta Colleges, Inc., an operator of educational institutions, Carillon Assisted Living, LLC, a provider of residential care to seniors, Cortland Associates, Inc., an investment management company, Liberty Towers, LLC, a communications tower company, White Flower Farm, Inc., a nursery and gardening supply company, WGBH, a public television broadcaster, and a Trustee of the College of the Atlantic. Mr. Thorndike is a graduate of Harvard College and the Stanford Graduate School of Business. The Board has concluded that Mr. Thorndike should serve on our Board due to his experience in building companies from the earliest stages of growth to mature companies, his substantial voting and investment interest in us by virtue of his position with Housatonic Partners, his experience as a seasoned investor in various companies, his financial expertise, and his insight into capital formation and operational development matters.

Michael C. Jackson has served as a member of our Board of Directors since 2005. Mr. Jackson is a founding partner of Housatonic Partners, a private equity firm, which was organized in 1994. He also founded Ironwood Manufacturing Fund, a private equity fund, and Ironwood Partners, an investment banking firm, which were both organized in 2003. Prior to that he was a partner and managing director at Lehman Brothers where he remained an advisory director until 2004. Mr. Jackson is a director of: Focus Four Holdings, an operator of Muzak franchises; South Florida Media Group, owner of Welcome Wagon; and North American Specialty Glass, a manufacturer of safety glass. During the past five years, Mr. Jackson has also served as a director of Hampshire Group, Limited, a publicly-traded diversified apparel company. He received a B.A. in English from Dartmouth College, an M.A. in International Affairs from the School for Advanced International Studies at Johns Hopkins, and an M.B.A. from the New York University Graduate School of Business. The Board has concluded that Mr. Jackson should serve on our Board due to his extensive experience in advising companies from the earliest stages of growth to mature manufacturing companies and his previous investment banking experience, which enables him to provide the Board with valuable strategic advice.

George W. LeMaitre has served as our Chief Executive Officer and as a member of our Board of Directors since 1992, serving as our Chairman since 2004. Previously, Mr. LeMaitre was an investment banking analyst at Lehman Brothers, an associate at the leveraged buyout firm McCown De Leeuw and a credit analyst for Connecticut National Bank. Mr. LeMaitre received a B.A. in History from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. LeMaitre should serve on our Board due to his extensive knowledge of our business, his role since 1992 as our principal executive officer, and his corporate vision and operational knowledge, which provide his strategic guidance to the Board.

David B. Roberts has served as our President since 2007 and as a member of our Board of Directors since 2001. Mr. Roberts joined us in 1997 as Vice President of Business Development and was promoted to Chief Financial Officer in 2000, which position he held until 2007. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc., an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, most recently serving as an Associate. Mr. Roberts received a B.A. in Business Economics and History from Brown University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. Roberts should serve on our Board due to his extensive knowledge of our business, his responsibility within the organization for strategic transactions, and his thorough understanding of the industry in which we operate and the opportunities and challenges that we face.

Other Executive Officers and Key Employees

Joseph P. Pellegrino, Jr. has served as our Chief Financial Officer since 2007. Mr. Pellegrino joined us as our Executive Vice President, Finance, in 2005. From 2003 to 2004, he served as temporary Chief Executive Officer of Affordable Luxuries, Inc., a direct marketing company, which in January 2005 filed a voluntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Massachusetts. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company, where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino received an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Peter R. Gebauer has served as our President, International Operations since 1997. From 1980 to 1996, Mr. Gebauer worked at IMPRA, Inc., a manufacturer of ePTFE vascular grafts, most recently serving as Vice President of Marketing and International Business and, prior to that, developing international sales and marketing organizations in Europe from 1980 to 1987. Mr. Gebauer received a B.S. in Business from the University of New Hampshire.

Trent G. Kamke has served as our Senior Vice President, Operations since 2005. Mr. Kamke joined us in 1997 as Quality Assurance Manager. From 1999 to 2005, Mr. Kamke served as our Vice President, Operations. Prior to joining us in 1997, Mr. Kamke was employed by Haemonetics Corporation, which designs, manufacturers, and markets automated blood processing equipment. Mr. Kamke received a B.A. in Physics from Colby College and a B.E. from the Thayer School of Engineering at Dartmouth College.

Robert V. Linden has served as our Senior Vice President Sales, The Americas, since November 2010. Mr. Linden joined us in 2002 as a Sales Representative, was promoted to Regional Sales Manager for the Northeastern Region in 2005, was promoted to Director of Sales for the Eastern United States and Canada in January 2008, Vice President, North American Sales in April 2008, and Vice President Sales, The Americas in 2009 prior to assuming his current position. Prior to joining us, Mr. Linden served as a sales representative at several medical device companies, including Vasca, Inc., Atrium Medical Corporation, Active Medical, Inc., and DePuy Orthopedics, Inc. Mr. Linden received a B.A. in Marketing from The Pennsylvania State University.

Kimberly L. Cieslak has served as our Vice President, Marketing since 2003. Ms. Cieslak joined us in 1998 and was promoted to Marketing Manager in 1999 and to Director of Marketing in 2001. Prior to joining LeMaitre Vascular, Ms. Cieslak worked in the insurance division of General Electric, a diversified technology, media, and financial services company. Previously, Ms. Cieslak was employed by the law firm Hudson and Co. in London, England. Ms. Cieslak received a B.A. in Economics from the University of Michigan.

Ryan H. Connelly has served as our Vice President, Research and Development since 2011. Mr. Connelly joined us in 2002 and has held the positions of R&D Engineer, Senior R&D Engineer, and Co-General Manager of our Phoenix facility during that time. In 2006, Mr. Connelly was promoted to Director, Research and Development. From 2001 to 2002, Mr. Connelly worked as a research and development engineer at Panduit Corporation, a network and electrical solutions provider. Mr. Connelly received a B.S. in Mechanical Engineering and an M.S. in Manufacturing Engineering from Boston University.

Maik D. Helmers has served as our Vice President, Sales—Central Europe since 2008. Mr. Helmers joined us in 1999 as a Sales Representative for northern Germany and was promoted to Sales Manager of Germany in 2001, Sales Manager Germany & Austria in 2002, Sales Manager Central Europe in 2004 and to Vice President, Sales—Central Europe in 2006. Mr. Helmers received a Diploma in Sales and Marketing from DVS Germany.

Andrew Hodgkinson has served as our Vice President, Clinical, Regulatory and Quality Affairs since January 2011. Mr. Hodgkinson joined us in 2000 as Production Supervisor and was promoted to Production Manager in 2003, Director, Manufacturing in 2006, Director, Clinical Affairs in 2007, and Vice President, Clinical and Regulatory affairs in 2008. Mr. Hodgkinson received a B.A. in Economics from the Whittemore School of Business and Economics at the University of New Hampshire.

Wolfgang Meichelboeck has served as our Vice President, Marketing International since 2008. From 2003 to 2008, Mr. Meichelboeck held several positions at Edwards Lifesciences Services GmbH, a cardiovascular medical device company, most recently serving as Marketing Manager Vascular Therapies Europe. Prior to that, since 1985, he served in a variety of international marketing and project management roles at C.R. Bard GmbH, IMPRA Medica GmbH and Dornier Medical Systems GmbH. Mr. Meichelboeck received a Dipl.-Ing. in Biomedical Engineering from the University of Applied Sciences Gießen-Friedberg.

Jonathan W. Ngau has served as our Vice President, Information Technology since 2003 and previously served as our Director of Information Technology from 2000 to 2003. Since joining us in 1996, Mr. Ngau has implemented and managed all information technology, business management software solutions, and network security for all of LeMaitre Vascular’s facilities. Mr. Ngau received a B.A.B.S. in Marketing and Information Systems from Boston University.

Nobuhiro Okabe has served as our Country Manager, Japan since 2007. From 2004 to 2007, he served as General Manager of the Cardiovascular Surgery Division of Medico’s Hirata Inc. From 2001 to 2004 he served as Business Director of Cardiac Surgery Business of Medtronic Japan Co. Ltd. Mr. Okabe received a B.S. in Electrical Engineering from Tokai University.

Giovannella Deiure has served as our Country Manager, Italy since 2009. From 2004 to 2009, she served as Sales and Marketing Manager of Arrow Italy S.p.A. From 2001 to 2004 she worked in the Business Unit of Cardiac Surgery Business of Medtronic Italia S.p.A. in a variety of marketing and sales positions. Previously she was employed by DePuy Italia S.r.L in the marketing department. Ms. Deiure received a degree in Electronic Engineering from Politecnico of Milan University and an M.B.A. from the same Institution.

Roli Kumar-Choudhury has served as our Director, Quality Assurance since 2011. Ms. Kumar-Choudhury joined us in 2002 as a Quality Engineer and was promoted to Quality Supervisor in 2005, and Quality Manager in 2006. Ms. Kumar-Choudhury received a B.E. in Biomedical Engineering from Vanderbilt University, an M.S. in Biomedical Engineering from the University of Connecticut and an M.B.A. from the University of Massachusetts – Isenberg School of Management.

Olivier Pierron has served as our General Manager, France since August 2010. Prior to that he served as Sales Director Vascular Interventions and EVH at Maquet SA France and from 2008 to 2009 as Country Manager France at Datascope. Mr. Pierron graduated in International Business from ESCE Paris.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. George W. LeMaitre, our Chairman of the Board and Chief Executive Officer, is the son of George D. LeMaitre, M.D. and Cornelia W. LeMaitre, each of whom is also a member of the Board of Directors. Mrs. LeMaitre is married to George D. LeMaitre, M.D. and is also our Vice President, Human Resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 16, 2012:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each of our Named Executive Officers (as defined below under “Compensation of Executive Officers and Directors”);

•	by each of our directors or nominees; and

•	by all of our directors and executive officers as a group.

Unless otherwise indicated below, each person listed below maintains a business address in the care of LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, MA 01803 and has sole voting and investment power with respect to all shares of common stock owned.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
5% Stockholders
Housatonic Partners (3) Prudential Tower 800 Boylston Street Suite 2200 Boston, MA 02199	1,448,814	9.5%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,195,598	7.9%
Wellington Trust Company, NA 280 Congress Street Boston, MA 02210	841,211	5.5%

Named Executive Officers
George W. LeMaitre (4)	4,698,751	30.5%
David B. Roberts (5)	479,479	3.1%
Peter R. Gebauer (6)	330,416	2.1%
Joseph P. Pellegrino, Jr. (7)	198,451	1.3%
Robert V. Linden (8)	37,451	*

Directors
George D. LeMaitre, M.D. (9)	500,646	3.3%
Cornelia W. LeMaitre (10)	273,736	1.8%
Lawrence J. Jasinski (11)	45,363	*
Michael C. Jackson (3)	1,448,814	9.5%
John J. O’Connor (12)	57,980	*
William N. Thorndike, Jr. (3)	1,448,814	9.5%
Russell D. Hays (13)	35,000	*
All executive officers and directors as a group (13 persons) (14)	8,171,308	50.0%

*	Represents less than 1% of the outstanding common stock
(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13G filed with the SEC. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable or restricted stock units that will vest within 60 days of April 16, 2012.

(2)	Applicable percentage of ownership is based upon 15,219,922 shares of common stock outstanding as of April 16, 2012. Common stock subject to stock options currently exercisable or exercisable within 60 days of April 16, 2012, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
(3)	Includes 55,500 shares of common stock issuable upon the exercise of stock options held by Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the sole general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson, and Eliot Wadsworth II are the managing members of Housatonic Equity Partners I, LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest, if any.
(4)	Includes 174,634 shares of common stock issuable to Mr. LeMaitre upon exercise of stock options. Also, includes 610,154 shares of common stock owned by LeMaitre Family LLC. LeMaitre Family LLC is 100% owned by Peter Boland, as trustee for various trusts formed for the benefit of the children of Dr. LeMaitre and Mrs. LeMaitre, including George W. LeMaitre. The trust for the benefit of George W. LeMaitre holds a 20% membership interest in LeMaitre Family LLC. George W. LeMaitre and Peter Boland are the managers of LeMaitre Family LLC, with sole voting and investment power with respect to all shares held by such entity, acting by unanimous agreement. George W. LeMaitre disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 200 shares of common stock held by each of The Thomas O’Brien Daly Trust, under instrument of trust dated March 22, 2000 and The Katherine Frances Daly Trust, under instrument of trust dated March 22, 2000, and 400 shares of common stock held by the Quinn Weldon Daly Trust, under instrument of trust dated March 22, 2000; of which George W. LeMaitre is the sole trustee in each case and has sole voting and investment power with respect to all shares held by each entity. These trusts are each for the benefit of one minor child, who is either George W. LeMaitre’s nephew or niece. George W. LeMaitre, as trustee, has sole voting and investment power with respect to all shares held by each of such trusts, but he disclaims beneficial ownership of all 800 shares. Includes 256,000 shares of common stock owned by Mr. LeMaitre and pledged to Boston Private Bank & Trust Company as security for a personal loan.
(5)	Includes 226,529 shares of common stock issuable to Mr. Roberts upon exercise of stock options.
(6)	Includes 321,037 shares of common stock issuable to Mr. Gebauer upon exercise of stock options and 200 shares of common stock issuable to Mr. Gebauer upon vesting of restricted stock units.
(7)	Includes 158,026 shares of common stock issuable to Mr. Pellegrino upon exercise of stock options and 3,000 shares of common stock issuable to Mr. Pellegrino upon vesting of restricted stock units.
(8)	Includes 14,888 shares of common stock issuable to Mr. Linden upon exercise of stock options and 5,122 shares of common stock issuable to Mr. Linden upon vesting of restricted stock units.
(9)	Includes 14,523 shares of common stock issuable to Dr. LeMaitre upon exercise of stock options.
(10)	Includes 2,651 shares of common stock issuable to Mrs. LeMaitre upon exercise of stock options.
(11)	Includes 42,500 shares of common stock issuable to Mr. Jasinski upon exercise of stock options.
(12)	Includes 27,500 shares of common stock issuable to Mr. O’Connor upon exercise of stock options.
(13)	Includes 35,000 shares of common stock issuable to Mr. Hays upon exercise of stock options.
(14)	Includes an aggregate of 1,115,477 shares of common stock issuable upon exercise of stock options, and 8,722 shares of common stock issuable upon vesting of restricted stock units, held by 13 executive officers and directors.

CORPORATE GOVERNANCE

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMPLIANCE MATTERS

Board Leadership Structure

The Board is currently chaired by our Chief Executive Officer, Mr. LeMaitre. The Board believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose, and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Board also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the company, as is the case with our Chief Executive Officer who has served as our principal executive officer since 1992.

Policies on Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Amended and Restated By-Laws, Board committee charters, and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee, and Corporate Governance Committee are available at the Corporate Governance section of our investor relations website, http://ir.lemaitre.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: LeMaitre Vascular, 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our investor relations website available at http://ir.lemaitre.com and in our public filings with the Securities and Exchange Commission. Our website is not incorporated into this proxy statement.

For more corporate governance information, you are invited to access the Corporate Governance section of our investor relations website available at http://ir.lemaitre.com.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and operational risk exposures, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including liquidity, credit and currency risk, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Director Independence

As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Russell D. Hays, Michael C. Jackson, Lawrence J. Jasinski, John J. O’Connor and William N. Thorndike, Jr. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.

Nominations for Directors

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy-making level in a business, government, non-profit, or academic organization of high standing;

•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

•	nominees must be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which they may serve; and

•	nominees must, to the extent that they serve or have previously served on other boards of directors, demonstrate a history of actively contributing at board meetings.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Corporate Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and management, will be requested to take part in the process.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominee in consultation with management, with non-management directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders, or through such other methods as it deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then usually meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of our Board and our company, to ensure our Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. In submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, stockholders shall follow the following procedures:

Recommendations for nomination must be received by the Nominating and Corporate Governance Committee not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records;

•	A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A written statement from the stockholder making the recommendation stating why such recommended candidate meets our minimum qualifications and other criteria and would be able to fulfill the duties of a director;

•	A written statement describing all arrangements or understandings between the stockholder and the proposed director candidate; and

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to

Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the attention of our Secretary by U.S. mail (including courier or expedited delivery service) to:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Attn: Secretary of LeMaitre Vascular, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2011, and written representations from certain of these individuals and entities, we believe that we have complied with all Section 16(a) filing requirements for the year ended December 31, 2011, with the exception of six Form 4s which were not timely filed for Peter R. Gebauer in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on February 27, 2011, May 2, 2011, July 18, 2011, July 27, 2011, September 1, 2011 and November 6, 2011, respectively, all of which were exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings and Attendance

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2011, the Board of Directors held five meetings and committees of the Board held a total of eleven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively, with the exception of Mr. Thorndike, who attended 67% of the total meetings of the Board of Directors and the committee on which he served during 2011.

Our corporate governance guidelines provide that each director is expected to spend the time and effort to properly fulfill his or her responsibilities, including regularly attending meetings of the Board and committees on which he or she sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Directors and nominees are encouraged to attend the annual meeting of stockholders in person or telephonically. Two of our directors then in office attended the 2011 annual meeting in person and four attended telephonically.

Executive Sessions of Independent Directors

The Board of Directors holds an executive session of the independent directors at least once per year. Executive sessions do not include any of our employee directors. The independent directors rotate the responsibility for chairing executive sessions.

Communication with the Board of Directors

Stockholders may communicate with all members of the Board of Directors, the chair of any committee of the Board of Directors, or any individual director by directing the communication in writing in care of our Secretary at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by our Secretary, and the stockholder making such communications will receive a written acknowledgement from our Secretary of the receipt of the communication.

Communications are distributed to the Chairman of the Board, as a representative of the Board of Directors, or to any individual director, depending upon to whom the communication is addressed. In that regard, the Board of Directors has requested that certain communications unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as product complaints, inquiries, and suggestions; other ordinary business affairs suited to our management; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded.

Committees of the Board of Directors

Our Amended and Restated By-laws provide that the Board may delegate responsibility to committees. During 2011, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is comprised entirely of independent directors. In addition, all members of the Audit Committee meet the heightened standards of “independence” for audit committee members required by Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards. The Board has also determined that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

The table below shows the current membership of each Board committee and the number of meetings held during 2011.

Name	Audit	Compensation	Nominating and Corporate Governance
Russell D. Hays	X	X
Michael C. Jackson			X
Lawrence J. Jasinski	X	Chair	X
John J. O’Connor	Chair
William N. Thorndike, Jr.			Chair
2011 Meetings	6	4	1

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee currently consists of Messrs. Hays, Jasinski, and O’Connor. Mr. O’Connor serves as chairperson of the Audit Committee. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has also determined that each member of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. O’Connor is an “audit committee financial expert” as defined in SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O’Connor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O’Connor any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls, and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include:

•	appointing, evaluating, and, where appropriate, replacing our independent registered public accounting firm;

•	pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;

•

reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records, and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

•	reviewing major issues as to the adequacy of our internal controls;

•	monitoring compliance with our Code of Business Conduct and Ethics as it pertains to issues regarding accounting, internal controls, or auditing matters; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee met six times during the year ended December 31, 2011. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hays and Jasinski. Mr. Jasinski serves as the chairperson of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Compensation Committee’s responsibilities include:

•	administering our annual incentive and equity-based incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	reviewing and determining compensation of executive officers and certain senior management;

•	reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and

•

if and as required by SEC regulations, discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by our Chief Executive Officer in consultation with the Chair of the Compensation Committee and our legal counsel. Our Chief Executive Officer attends most meetings, but does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2008, the Compensation Committee retained an independent, third-party compensation consultant, J. Thelander Consulting (“Thelander”). Thelander was known to the Chair of the Compensation Committee by virtue of a prior engagement at another company. The Compensation Committee requested that Thelander evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy and in developing and implementing executive and non-employee director compensation programs to execute that strategy. As part of its engagement, Thelander was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of compensation levels for that group. The Compensation Committee further requested that Thelander review our own executive and non-employee director compensation programs and provide a compensation analysis for each of our executive officers of all elements of compensation—base salary, cash bonus, equity incentive grants, and severance benefits.

Thelander ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Thelander provided the Compensation Committee with a written report based on competitive market compensation data based on a survey of companies in the medical device industry with comparable market capitalizations and made general recommendations to the Compensation Committee. The Compensation Committee has considered the results of this analysis in its subsequent determinations of compensation for our executive officers. During the past year, the Compensation Committee did not further engage Thelander or engage any other outside consultants as compensation consultants nor have we engaged any consultants to perform any non-executive compensation consulting services.

Historically, the Compensation Committee has made most of its determinations of annual cash compensation at a regular meeting held in the quarter preceding the start of the fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer, who provides significant input on the compensation of the other executive officers and his other direct reports. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

The Compensation Committee has historically conducted an assessment in the first quarter following completion of the fiscal year and the completion of our internal financial close process to review financial and operational results against performance objectives in order to determine and, if and as appropriate, award non-equity incentive plan and bonus compensation relating to the prior fiscal year. Our Chief Executive Officer submits detailed recommendations to the Compensation Committee but is not present for deliberations with respect to his own compensation. If preliminary financial results are materially modified during the audit process, our Named Executive Officers may be required to repay any overpayments.

The Compensation Committee has historically considered and determined annual equity awards at a regular meeting in the third quarter of the fiscal year. The Compensation Committee typically makes annual equity grants to our executive officers based upon, among other factors, the level of the executive officer on our organizational chart, the recommendations of the compensation consultant (if any), the amount of equity remaining for grant under our Second Amended and Restated 2006 Stock Option and Incentive Plan, and any contractual agreements with the executive officer. These equity grants typically vest in equal annual installments over a period of five years, subject to continued employment.

Additionally, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee uses these meetings to make minor adjustments to performance targets based upon strategic transactions occurring during the course of the fiscal year and other interim changes in our operating strategy. The Compensation Committee also uses these meetings to administer our short-term incentive program, which involves the periodic and discretionary determination of quarterly incentive goals for certain executive officers other than our Chief Executive Officer. Executive officers who achieve their performance goals receive cash and equity awards following the quarter in which the goal was achieved.

The Compensation Committee is authorized to review and make recommendations regarding our non-employee director cash and equity compensation programs, and related matters, for consideration by our Board of Directors, and considers such matters on a periodic basis.

The Compensation Committee met four times during the year ended December 31, 2011. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Jackson, Jasinski, and Thorndike. Mr. Thorndike serves as chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;

•	recommending director nominee candidates to the Board;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	monitoring, in cooperation with the Board’s Audit Committee, compliance with our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee met once during the year ended December 31, 2011. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully Submitted by the Audit Committee:

John J. O’Connor (Chairman) Russell D. Hays Lawrence J. Jasinski

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid or earned for services rendered to us in all capacities during the year ended December 31, 2011, to our Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated persons serving as our executive officers during 2011 who received total compensation during that year in excess of $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)		Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation ($)		Total ($)
George W. LeMaitre	2011	$538,400	(5)	$—	$—	$—	(5)	$78,896	$14		$617,310
Chairman and Chief Executive Officer	2010	538,400	(5)	8,460	—	—	(5)	162,550	86		709,496

Joseph P. Pellegrino, Jr. Chief Financial Officer	2011	230,720		—	—	150,789		69,463	—		450,972
	2010	230,720		—	—	169,888		106,008	—		506,616

David B. Roberts President	2011	254,925		—	—	155,919		85,957	2,847		499,648
	2010	254,925		15,000	—	165,324		125,060	3,626		563,935

Peter R. Gebauer (6)	2011	293,295		13,009	—	108,139		46,922	63,476	(7)	524,841	(8)
President, International Operations	2010	300,285		—	—	96,502		64,936	95,255	(7)	556,978	(8)

Robert V. Linden	2011	185,400		—	—	50,263		51,091	1,255		288,009
Senior Vice President Sales, The Americas	2010	185,400		—	—	85,359		122,288	2,478		395,525

(1)	Represents amounts paid as though certain individual Management Incentive Compensation Plan targets were achieved, where the Compensation Committee believed that the objective of the bonus target had been substantively accomplished, or otherwise exercised its discretion to interpret the bonus target.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each stock award granted to our Named Executive Officers for the indicated year pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 27, 2012.
(3)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our Named Executive Officers for the indicated year pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 27, 2012.
(4)	Represents cash incentive payments for the achievement of financial objectives and a portion of the corporate and/or management objectives under our applicable management incentive plans. For more information regarding Non-Equity Incentive Plan Compensation, see the “—Narrative to Summary Compensation Table” discussion below.
(5)	Mr. LeMaitre requested, and the Compensation Committee agreed, to increase Mr. LeMaitre’s salary in 2010 and 2011 through December 31, 2011 by an amount equivalent to the fair value of the stock option that he would have otherwise been granted by the Compensation Committee in each such year. In both years, the independent members of the Board of Directors determined this amount to be $250,000.
(6)	The amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2011 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2011, which was 1.2949. The amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2010 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2010, which was 1.3252.
(7)

The amount shown for 2011 includes $19,171 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required exchange rate of € to U.S.$ of 1.2739). In 2011, $57,249 was paid in Euros. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2011 are based on the exchange rate for € to U.S.$ as of December 31, 2011, which was 1.2949. The amount shown for 2010 includes $49,941 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required exchange rate of € to U.S.$ of 1.3897). In 2010, $88,886 was paid in Euros. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2010 are based on the exchange rate for € to U.S.$ as of December 31, 2010, which was 1.3252. Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid to Mr. Gebauer in four equal quarterly installments.
(8)	In 2011, $410,475 was paid in Euros, of which $19,171 was calculated in dollars but paid at the rate of € to U.S.$ of 1.2739 as required by Mr. Gebauer’s employment agreement, and the remainder was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2011, which was 1.2949. In 2010, $454,107 was paid in Euros, of which $49,941 was calculated in dollars but paid at the rate of € to U.S.$ of 1.3897 as required by Mr. Gebauer’s employment agreement, and the remainder was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2010, which was 1.3252.

Narrative to Summary Compensation Table

Employment Agreements

We are party to employment agreements with Messrs. LeMaitre, Pellegrino, Roberts and Gebauer. These agreements do not contain ongoing contractual obligations relating to annual salary and bonus (other than for Mr. Gebauer as described in more detail below). Such employment agreements do contain ongoing severance arrangements, the material terms of which are described in the section titled “—Severance Arrangements Pursuant to Employment Agreements” below.

Pursuant to the terms of his employment agreement, dated October 1, 2008, Mr. Gebauer was entitled to receive a minimum annual base salary of €220,000 through December 31, 2009, after which his compensation is subject to annual adjustment, and he is eligible for an annual cash performance bonus of not less than €72,978, upon the achievement of performance objectives approved by our Compensation Committee. Additionally, Mr. Gebauer is entitled to receive quarterly tax equalization payments with respect to his base salary and cash performance bonus in order to provide Mr. Gebauer, on an after-tax basis, with a net amount approximate to that which he would receive were he working in Massachusetts, where our headquarters is located. Also, during each year of his employment, Mr. Gebauer is entitled to receive an equity award with respect to our common stock, vesting over a five-year period, with a grant date fair value approximating €74,745, subject to adjustment by our Compensation Committee in its reasonable discretion.

Non-Equity Incentive Plan Compensation

Under our Management Incentive Compensation Plan, annual cash bonus objectives are linked to certain operational, financial, product development, clinical, and quality goals that have been approved by the Compensation Committee as management “planks,” which are our key performance objectives for the fiscal year. Each objective is directly linked to increasing either short-term or long-term stockholder value. These key performance objectives are intended to be directional in nature and extremely difficult to achieve in the aggregate, as corporate resource constraints may not always permit the necessary investment to achieve all of the objectives in a single year. In a typical year, including 2011, our Named Executive Officers as a group achieve between 50% and 75% of the aggregate objectives.

Each officer’s cash bonus plan rewards the achievement of individual goals under their personal control that relate to these objectives. In addition, our most senior officers are also rewarded based on overall organizational financial performance metrics, which for 2011 were the achievement of operating income of $5.8 million and net sales of $61.3 million, excluding sales from product lines added during 2011 as a result of business development activities. A bonus was separately payable for each performance metric; thus, our failure to reach the minimum threshold for one performance metric would result in no bonus payable for that metric, but could still result in a bonus payable for other performance metrics, presuming we reached the minimum threshold performance for such metrics. Certain of these bonuses are earned based upon a continuously functioning, sliding scale; thus, failure to reach the targeted performance level could still result in a lesser bonus payable, provided that a certain minimum threshold had been achieved. Similarly, exceeding the targeted performance level could result in a greater bonus payable. The Board does not believe that our cash bonus performance objectives encourage excessive risk-taking. Awards made pursuant to our Management Incentive Compensation Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amounts paid directly under the plan and in the “Bonus” column for amounts that were paid as though certain individual Management Incentive Compensation Plan targets were achieved, where the Board of Directors believed that the objective of the bonus target had been substantively accomplished, or otherwise exercised its discretion to interpret the bonus target.

Individual performance measures for 2011 cash bonuses varied in detail and subject matter based on each Named Executive Officer’s department and area of functional responsibility. Target cash bonuses under the Management Incentive Compensation Plan for each of the Named Executive Officers for 2011 are set forth in the table below. Additionally, each Named Executive Officer was provided the opportunity to earn additional amounts by way of performance beyond targeted performance expectations.

Named Executive Officer	Target 2011 Non-Equity Incentive Plan Compensation under the Management Incentive Compensation Plan ($)
George W. LeMaitre Chairman and Chief Executive Officer	$144,200
Joseph P. Pellegrino, Jr. Chief Financial Officer	78,280
David B. Roberts President	101,970
Peter R. Gebauer President, International Operations	97,334	(1)
Robert V. Linden Senior Vice President Sales, The Americas	72,100

(1)	Determined in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2011, which was 1.2949.

Amounts earned pursuant to our Management Incentive Compensation Plan by our Named Executive Officers in 2011 are generally reflected in the “Non-Equity Incentive Plan Compensation” payments column in the Summary Compensation Table. From time to time our Compensation Committee will exercise its discretion to waive or modify a performance target when the Compensation Committee believes that the objective of the performance target has been substantively accomplished, or where there is other good cause to recognize the superior performance of the executive officer. These amounts are reported as “Bonus” payments in the Summary Compensation Table.

In addition, Messrs. Pellegrino, Roberts, Gebauer and Linden were eligible in 2011 to receive separate and additional quarterly cash and equity bonus payments upon the achievement of quarterly performance targets selected once per quarter by Mr. LeMaitre and approved by the Compensation Committee, the cash portion of which payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity Compensation

Upon the recommendation of the Compensation Committee, the independent members of the Board of Directors approved annual stock option awards to the Named Executive Officers at the committee’s regular meeting in the third quarter of 2011. Each award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on the NASDAQ on the date of grant, and subject to a seven-year term. Each option award vests in equal annual installments over a period of five years. Mr. LeMaitre requested, and the Compensation Committee agreed, to increase Mr. LeMaitre’s salary in 2011 by an amount equivalent to the fair value of the stock option that he would have otherwise been granted by the Compensation Committee in 2011. The independent members of the Board of Directors determined this amount to be $250,000.

In addition, smaller awards of stock options were made to each of Messrs. Pellegrino, Roberts and Linden as a result of achieving individualized quarterly performance targets. Each such award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on the NASDAQ on the date of grant, and subject to a seven-year term. Each award vests in equal annual installments over a period of five years, subject to continued employment

Other Benefits

We provide certain perquisites to Mr. Gebauer, our President, International Operations, who is an American citizen living overseas. In 2011, he was provided with use of a company car, a contribution for 50% of his cost of private health insurance (as Mr. Gebauer is not eligible for participation in the German public health insurance system), airfare for a family trip to the United States, and reimbursement of expenses relating to personal tax preparation and advice. We also provide Mr. Gebauer with a tax equalization payment that is designed to reimburse him for any additional taxes that he pays as a result of his residence in Germany while employed by us. In 2011, Mr. Gebauer received a $19,171 tax equalization payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.2739). Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid in four equal quarterly installments.

Outstanding Equity Awards as of December 31, 2011

The following table presents information regarding outstanding option and stock awards held by our Named Executive Officers as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
George W. LeMaitre	94,628	(2)	63,086		$3.27	6/6/2015	—		—
	48,463	(3)	72,695		$3.30	7/27/2014	—		—
Joseph P. Pellegrino, Jr.	100,000	(4)	—		$11.78	12/22/2015	—		—
	25,000	(5)	—		$5.95	11/21/2013	—		—
	22,368	(3)	33,957		$3.00	7/27/2016	—		—
	610	(6)	2,442		$4.70	2/25/2017	—		—
	8,868	(7)	35,472		$5.85	7/26/2017	—		—
	300	(8)	1,200		$6.50	11/8/2017	—		—
	—		41,199	(9)	$7.10	7/26/2018	—		—
	—		—		—	—	3,031	(10)	$17,944
	—		—		—	—	1,654	(11)	$9,792
	—		—		—	—	5,454	(12)	$32,288
	—		—		—	—	9,460	(13)	$56,003
David B. Roberts	92,500	(14)	—		$7.44	10/21/2012	—		—
	25,000	(5)	—		$5.95	11/21/2013	—		—
	75,703	(15)	18,926		$3.27	6/6/2015	—		—
	22,638	(3)	33,957		$3.00	7/27/2016	—		—
	620	(16)	932		$4.41	11/6/2016	—		—
	300	(6)	1,200		$4.70	2/25/2017	—		—
	8,868	(7)	35,472		$5.85	7/26/2017	—		—
	300	(8)	1,200		$6.50	11/8/2017	—		—
	—		1,500	(17)	$6.51	4/26/2018	—		—
	—		41,199	(9)	$7.10	7/26/2018	—		—
	—		—		—	—	1,674	(11)	$9,910
	—		—		—	—	402	(18)	$2,380
	—		—		—	—	605	(19)	$3,582
Peter R. Gebauer	204,354	(20)	—		$0.10	—	—		—
	92,500	(21)	—		$8.37	9/22/2013	—		—
	2,021	(22)	—		$12.37	4/26/2013	—		—
	16,030	(3)	24,047		$3.00	7/27/2016	—		—
	620	(16)	932		$4.41	11/6/2016	—		—
	5,512	(7)	22,049		$5.85	7/26/2017	—		—
	—		29,546	(9)	$7.10	7/26/2018	—		—
	—		—		—	—	200	(10)	$1,184
	—		—		—	—	1,654	(11)	$9,792
	—		—		—	—	5,857	(12)	$34,673
	—		—		—	—	6,747	(18)	$39,942
	—		—		—	—	605	(19)	$3,582
	—		—		—	—	605	(3)	$3,582
Robert V. Linden	2,000	(23)	—		$7.44	9/5/2012	—		—
	1,250	(24)	—		$8.73	2/26/2014	—		—
	1,000	(25)	—		$10.45	1/26/2015	—		—
	1,770	(26)	—		$11.30	7/19/2015	—		—
	2,000	(27)	—		$11.78	12/21/2015	—		—
	500	(28)	—		$11.84	1/25/2013	—		—
	620	(16)	932		$4.41	11/6/2016	—		—
	755	(3)	2,264		$3.00	7/27/2016	—		—
	300	(6)	1,200		$4.70	2/25/2017	—		—
	1,442	(7)	5,770		$5.85	7/26/2017	—		—
	2,951	(8)	11,806		$6.50	11/8/2017	—		—
	—		13,733	(9)	$7.10	7/26/2018	—		—
	—		—		—	—	463	(10)	$2,741
	—		—		—	—	99	(11)	$586
	—		—		—	—	9,427	(29)	$55,808
	—		—		—	—	2,181	(12)	$12,912
	—		—		—	—	2,123	(3)	$12,568

(1)	The value of the shares that have not vested as of December 31, 2011 is based on the per share closing price of our common stock on December 31, 2011 of $5.92 as reported by The NASDAQ Stock Market.
(2)	20% of this award vested on June 6, 2009, and the remainder vests annually at a rate of 20% per year.
(3)	20% of this award vested on July 27, 2010, and the remainder vests annually at the rate of 20% per year.
(4)	This award was fully vested as of December 22, 2009.
(5)	This award was fully vested as of November 21, 2011.
(6)	20% of this award vested on February 25, 2011, and the remainder vests annually at the rate of 20% per year.
(7)	20% of this award vests on July 26, 2011, and the remainder vests annually at the rate of 20% per year.
(8)	20% of this award vests on November 8, 2011, and the remainder vests annually at the rate of 20% per year.
(9)	20% of this award vests on July 26, 2012, and the remainder vests annually at the rate of 20% per year.
(10)	20% of this award vested on May 2, 2008, and the remainder vests annually at the rate of 20% per year.
(11)	20% of this award vested on July 18, 2008, and the remainder vests annually at the rate of 20% per year.
(12)	20% of this award vested on September 1, 2009, and the remainder vests annually at the rate of 20% per year.
(13)	20% of this award vested on September 5, 2009, and the remainder vests annually at the rate of 20% per year.
(14)	This award was fully vested as of October 21, 2007.
(15)	20% of this award vested on October 20, 2008, and the remainder vests annually at the rate of 20% per year.
(16)	20% of this award vested on November 6, 2010, and the remainder vests annually at the rate of 20% per year.
(17)	20% of this award vested on April 26, 2012, and the remainder vests annually at the rate of 20% per year.
(18)	20% of this award vested on November 6, 2009, and the remainder vests annually at the rate of 20% per year.
(19)	20% of this award vested on February 27, 2010, and the remainder vests annually at the rate of 20% per year.
(20)	This award was fully vested as of May 15, 2003.
(21)	This award was fully vested as of September 22, 2008.
(22)	This award was fully vested as of April 26, 2011.
(23)	This award was fully vested as of September 6, 2007.
(24)	This award was fully vested as of February 27, 2009.
(25)	This award was fully vested as of January 27, 2010.
(26)	This award was fully vested as of July 20, 2010.
(27)	This award was fully vested as of December 22, 2010.
(28)	This award was fully vested as of January 26, 2011.
(29)	20% of this award vested on April 25, 2009, and the remainder vests annually at the rate of 20% per year.
(30)	This award was fully vested as of January 1, 2005.
(31)	This award was fully vested as of May 17, 2007.
(32)	This award was fully vested as of November 22, 2010.
(33)	20% of this award vested on February 27, 2008, and the remainder vests annually at a rate of 20% per year.
(34)	20% of this award vests on April 22, 2010, and the remainder vests annually at a rate of 20% per year.

Severance Arrangements Pursuant to Employment Agreements

Pursuant to employment agreements with Messrs. LeMaitre, Roberts, Gebauer and Pellegrino, we have severance arrangements as follows:

George W. LeMaitre

Pursuant to the terms of his employment agreement, dated October 10, 2005, either we or Mr. LeMaitre may terminate his employment at any time. If Mr. LeMaitre terminates his employment for good reason, as defined in the agreement, or if we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to two weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. LeMaitre’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, if Mr. LeMaitre is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. LeMaitre’s termination, then Mr. LeMaitre must reimburse us for any severance payments made after the first date on which Mr. LeMaitre’s breach occurred.

Joseph P. Pellegrino, Jr.

Pursuant to the terms of his employment agreement, dated April 20, 2006, either we or Mr. Pellegrino may terminate his employment at any time. If we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equal to the greater of $100,000 or the equivalent of two weeks of base salary for each completed twelve-month period of service as of the date of termination. Mr. Pellegrino’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Pellegrino is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Pellegrino’s termination, then Mr. Pellegrino must reimburse us for any severance payments made after the first date on which Mr. Pellegrino’s breach occurred.

David B. Roberts

Pursuant to the terms of his employment agreement, dated June 20, 2006, either we or Mr. Roberts may terminate his employment at any time. If we terminate Mr. Roberts’ employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to four weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. Roberts’ severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, we have the option to require that Mr. Roberts remain employed for a 180-day transition period in order to receive the severance payment. If Mr. Roberts is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Roberts’ termination, then Mr. Roberts must reimburse us for any severance payments made after the first date on which Mr. Roberts’ breach occurred.

Peter R. Gebauer

Pursuant to the terms of his employment agreement, dated October 1, 2008, we may terminate Mr. Gebauer’s employment for death or good cause, as defined in the employment agreement. We may also terminate Mr. Gebauer’s employment for any reason upon the minimum amount of prior notice required by

German law, provided that we pay him a lump sum payment equal to 13.5 months minus the duration of the applicable notice period of Mr. Gebauer’s base salary, a lump sum payment equal to the pro rata amount of Mr. Gebauer’s annual cash performance bonus as per the day on which notice of termination is received, a tax equalization payment for all base salary and cash performance bonus received by Mr. Gebauer through the date of termination notice, and a continuation of private health insurance for a period of 7.5 months minus the duration of the applicable notice period. Mr. Gebauer’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Gebauer is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Gebauer’s termination, then Mr. Gebauer must reimburse us for any severance payments made after the first date on which Mr. Gebauer’s breach occurred. Additionally, upon any termination of Mr. Gebauer, we must reimburse him up to $74,800 of costs that he incurs in relocating back to the continental United States.

2011 DIRECTOR COMPENSATION

The following table sets forth the retainers, other cash fees, and equity compensation received by our non-employee directors during the year ended December 31, 2011, as well as the compensation received by two employee directors who are not Named Executive Officers during 2011.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Russell D. Hays	$28,000	$23,529	$—	$—	$51,529
Michael C. Jackson (3)	22,000	23,529	—	—	45,529
Lawrence J. Jasinski	34,000	23,529	—	—	57,529
Cornelia W. LeMaitre (4)	86,520	20,105	17,259	872	124,756
George D. LeMaitre, M.D. (4)	94,760	20,105	14,759	920	130,544
John J. O’Connor	39,000	23,529	—	—	62,529
William N. Thorndike, Jr. (3)	23,000	23,529	—	—	46,529

(1)	Represents fees earned in 2011 pursuant to our non-employee director compensation policy discussed below, except as pertains to Mrs. LeMaitre and Dr. LeMaitre, as discussed in footnote 4 below.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our non-employee directors in 2011 pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 27, 2012.
(3)	All director compensation earned by Michael C. Jackson and William N. Thorndike, Jr. for their services as directors is paid to Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson, and Eliot Wadsworth II are the managing members of Housatonic Equity Partners I, LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest, if any.
(4)	All amounts reported in this table for Mrs. LeMaitre and Dr. LeMaitre reflect payments made to each of them, respectively, in their capacities as employees. Mrs. LeMaitre is our Vice President, Human Resources. Dr. LeMaitre is our Founder. Neither Mrs. LeMaitre nor Dr. LeMaitre receives any additional compensation for their services as a director.

Employee directors do not receive cash compensation for their service as members of the Board of Directors. During 2011, in accordance with our compensation program for non-employee directors, non-employee directors received an annual retainer for Board membership of $10,000 and an annual retainer for each committee membership of $1,000, except that members of the Audit Committee receive an annual retainer for committee membership of $2,500. The chairmen of our committees receive an annual retainer of $5,000, except that the chairman of the Audit Committee receives an annual retainer of $15,000. Annual retainer payments are pro-rated based upon days of service in the event a non-employee director joins or leaves the Board of Directors during any calendar year. Non-employee directors also receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended in person, $1,000 for each regularly scheduled quarterly Board meeting attended by telephone or videoconferencing, $500 for each special Board meeting attended either in person or by telephone or videoconferencing, and $500 for each committee meeting attended either in person or by telephone or teleconference. Aggregate cash compensation paid to any non-employee director for any year may not exceed $40,000 without the approval of the Board.

Upon their initial election or appointment to the Board of Directors, non-employee directors receive an option to purchase 20,000 shares of our common stock, subject to vesting in three equal annual installments based upon continued service. In addition, thereafter, each non-employee director receives an option to purchase 7,500 shares of our common stock at the first Board meeting following each annual meeting of our stockholders, provided that he or she has served as a director for at least six months.

All of the directors are reimbursed for out-of-pocket expenses incurred on our behalf, and all of the directors are eligible to participate in the Second Amended and Restated 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, since January 1, 2011.

We are party to a Registration Rights Agreement dated June 17, 1998 with Housatonic Partners providing for rights to register shares of our common stock under the Securities Act of 1933, as amended.

George D. LeMaitre, M.D., our founder and a director, and Cornelia W. LeMaitre, our Vice President, Human Resources and a director, each receive compensation as employees. For more information regarding their compensation, see the “Director Compensation Table” above.

We have employment agreements with each of Mr. LeMaitre, Mr. Roberts, Mr. Gebauer, and Mr. Pellegrino that provide for severance compensation, and, in the case of Mr. Gebauer, salary, bonus, and stock option compensation. For more information on these employment agreements, see the section above entitled “Severance Arrangements Pursuant to Employment Agreements.”

Our Second Amended and Restated 2006 Stock Option and Incentive Plan (the “2006 Plan”) provides that upon the effectiveness of an “Acquisition” as defined in the 2006 Plan, the Compensation Committee or the board of directors of the entity assuming our obligations under the 2006 Plan will take one or more of the following actions: (i) make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition; (ii) accelerate the date of exercise of awards; (iii) provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate; (iv) terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or (v) in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of nine members. Our Charter divides the Board of Directors into three classes. One class is elected each year for a term of three years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Cornelia W. LeMaitre, Lawrence J. Jasinski and John J. O’Connor and recommended that each be elected to the Board of Directors as a Class III director, each to hold office until the annual meeting of stockholders to be held in the year 2015 and until her or his successor has been duly elected and qualified or until her or his earlier death, resignation, or removal. All Class III directors’ current terms expire at this Meeting. Each of the nominees is currently serving as one of our directors following their previous election by our stockholders.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This Proposal 1 relates solely to the election of three Class III directors nominated by us and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Meeting, the continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire, and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Cornelia W. LeMaitre	1992	Vice President, Human Resources and Director	2012	III
Lawrence J. Jasinski	2003	Director	2012	III
John J. O’Connor	2008	Director	2012	III

Continuing Directors:
George W. LeMaitre	1992	Chairman of the Board and Chief Executive Officer	2013	I
David B. Roberts	2001	President and Director	2013	I
Michael C. Jackson	2005	Director	2013	I
George D. LeMaitre, M.D.	1983	Founder and Director	2014	II
Russell D. Hays	2008	Director	2014	II
William N. Thorndike, Jr.	2008	Director	2014	II

PROPOSAL 2

AMENDMENT TO OUR CHARTER TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND UNDESIGNATED PREFERRED STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Charter to decrease the number of authorized shares of our common stock, $0.01 par value per share, from 100,000,000 shares to 37,000,000 shares and the number of shares of our undesignated preferred stock, $0.01 par value per share, from 5,000,000 shares to 3,000,000 shares. As of April 16, 2012, 15,219,922 shares of our common stock were issued and outstanding and no shares of our undesignated preferred stock were issued and outstanding. A copy of the proposed amendment to our Charter to effect the foregoing changes is attached as Appendix A to the accompanying proxy statement.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. Our Charter currently authorizes the issuance of up to 100,000,000 shares of our common stock and up to 5,000,000 shares of undesignated preferred stock. As of April 16, 2012, no undesignated preferred stock is outstanding. The currently authorized 100,000,000 shares of our common stock greatly exceeds the 15,219,922 shares outstanding as of April 16, 2012. In order to reduce our Delaware franchise tax liability, the Board has determined that it is in our best interest and that of our stockholders to amend our Charter to decrease the number of authorized shares of our common stock from 100,000,000 shares to 37,000,000 shares and of our undesignated preferred stock from 5,000,000 shares to 3,000,000 shares. If our aggregate authorized shares were set at 40,000,000 shares in 2011, we would have lowered our Delaware franchise tax liability in 2011 by approximately $80,000. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment of our Charter will result in similar annual Delaware franchise tax savings in the future.

If our stockholders approve this proposal, the Board currently intends to direct us to file an amendment to our Charter with the Secretary of State of the State of Delaware to decrease the number of authorized shares of our common stock and undesignated preferred stock immediately following stockholder approval. If this proposal is not approved by our stockholders, our Charter will continue as currently in effect.

Our Board believes that it is prudent to decrease the authorized number of shares of our common stock from 100,000,000 shares to 37,000,000 shares and of our undesignated preferred stock from 5,000,000 shares to 3,000,000 shares in order to reduce our Delaware tax liability while maintaining an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our stock, such as acquisitions or equity offerings. All authorized but unissued shares of our common stock will be available for issuance from time to time for any proper purpose approved by our Board of Directors (including issuance in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions). Other than issuing sufficient shares to cover future equity grants under our Second Amended and Restated 2006 Stock Option and Incentive Plan, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock, nor for our authorized undesignated preferred stock. As of April 16, 2012, 2,327,606 shares of our common stock were reserved for issuance pursuant to outstanding equity awards under our Second Amended and Restated 2006 Stock Option and Incentive Plan and prior equity plans, and 1,227,026 shares of our common stock were available for future grant under our Second Amended and Restated 2006 Stock Option and Incentive Plan.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO OUR CHARTER TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND UNDESIGNATED PREFERRED STOCK.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CHARTER TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND UNDESIGNATED PREFERRED STOCK.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2012. Ernst & Young has served as our independent registered public accounting firm since 1998. In making its recommendation, the Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the year ended December 31, 2011. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of Ernst & Young is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young attended all in-person meetings of the Audit Committee in 2011. We expect that a representative of Ernst & Young will attend the Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policy

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee pre-approval policy to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the Audit Committee (the “Pre-Approval Policy”). Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

Principal Accounting Fees and Services

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees	$429,000	$461,282
Audit-Related Fees	16,000	20,000
Tax Fees	14,000	20,512
All Other Fees	—	—

Total	$459,000	$501,793

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees consist of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

In 2011, the Tax Fees consist of fees for professional services rendered in Germany related to certain tax filings. In 2010, the Tax Fees consist of fees for professional services rendered related to our releasing our valuation allowances of our deferred tax assets as we emerged from a cumulative loss position in the fourth quarter of 2010 in the United States. The Audit Committee has determined that the provision of these services to us by Ernst & Young is compatible with maintaining their independence.

All of the fees referenced in the table above were pre-approved by our Audit Committee pursuant to the Pre-Approval Policy described above.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LEMAITRE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2013 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 31, 2012. Any such proposal must comply with the rules and regulations of the SEC.

Our Amended and Restated By-Laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our 2013 Annual Meeting—other than one that will be included in our Proxy Statement—must be received by our Secretary at our principal executive offices between February 14, 2013, and March 16, 2013, in order to be considered timely, unless our 2013 annual meeting of stockholders is scheduled to take place before May 15, 2013, or after August 13, 2013. Our Amended and Restated By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders’ notice shall be timely received by us at our principal executive office not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Any such proposal should be mailed to us at our principal executive office, Attention: Secretary. Any proposal to be considered for inclusion at the annual meeting must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action, and further must be proper matters for stockholder action.

INCORPORATION BY REFERENCE

The section of this proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are LeMaitre stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request to LeMaitre Vascular, Inc., Corporate Secretary, 63 Second Avenue, Burlington, Massachusetts 01803, Attn: Secretary of LeMaitre Vascular, Inc. or contact the Corporate Secretary at (781) 221-2266.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

By Order of the Board of Directors

Joseph P. Pellegrino

Chief Financial Officer and Secretary

April 27, 2012

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SEC, IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 TO: SECRETARY, 63 SECOND AVENUE, BURLINGTON, MA 01803.

NOTE 1 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FILED ON MARCH 27, 2012, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Appendix A

CERTIFICATE OF AMENDMENT OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LEMAITRE VASCULAR, INC.

LeMaitre Vascular, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is LeMaitre Vascular, Inc.

SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 15, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 2006. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 24, 2006.

THIRD: Article IV of the Corporation’s Second Amended and Restated Certificate of Incorporation is amended by deleting the first paragraph of such Article IV in its entirety and inserting the following paragraph in lieu thereof:

The total number of shares of capital stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, of which (i) Thirty Seven Million (37,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), (ii) Three Million (3,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

FOURTH: In accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the foregoing amendment was duly adopted by vote of the Board of Directors of the Corporation and was submitted to and adopted by the stockholders of the Corporation.

[End of Text]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, this 14th day of June, 2012.

LEMAITRE VASCULAR, INC.

By:
George W. LeMaitre, Chief Executive Officer

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY LEMAITRE VASCULAR, INC.

The Board of Directors recommends a vote FOR the Nominees:

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2012

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeMaitre Vascular, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints George W. LeMaitre and Joseph P. Pellegrino, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 63 Second Avenue, Burlington, Massachusetts 01803 on June 14, 2012, at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth hereon.

1.

To elect three Class III directors nominated by the Board of Directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

(01) Cornelia W. LeMaitre

(02) Lawrence J. Jasinski

(03) John J. O’Connor

					For ☐	With- hold ☐	For All Except ☐

Proposal 1 relates solely to the election of three Class III directors nominated by the Company and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name in the space provided below.
The Board of Directors recommends a vote FOR proposal 2:
					For	Against	Abstain
			2.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 100,000,000 to 37,000,000 and the number of authorized shares of undesignated preferred stock from 5,000,000 to 3,000,000.	☐	☐	☐
The Board of Directors recommends a vote FOR proposal 3:
			3.	To ratify Ernst & Young LLP as our registered independent public accounting firm for 2012.	For ☐	Against ☐	Abstain ☐
Please be sure to date and sign this proxy card in the box below.		Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2012. This proxy statement, the notice of the annual meeting, directions to the annual meeting, a sample proxy card, and our 2011 annual report to stockholders are available at http://www.lemaitre.com/proxy.

	Sign above	Co-holder (if any) sign above

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS TWO AND THREE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. Joint owners must both sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized person.
x							y

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

LEMAITRE VASCULAR, INC.

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

6947